Exhibit (h)(2)
                              CORE TRUST (DELAWARE)
                            PORTFOLIO AND UNITHOLDER
                              ACCOUNTING AGREEMENT


         AGREEMENT made as of the 1st day of June, 1997 and amended this 18th day of March, 1998, by and between Core Trust (Delaware), a business trust organized under the laws of the State of Delaware, with its principal office and place of business at Two Portland Square, Portland, Maine 04101 (the "Trust"), and Forum Accounting Services, Limited Liability Company, a Delaware limited liability company with its principal office and place of business at Two Portland Square, Portland, Maine 04101 ("Forum").

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company and may issue units (as defined in the Trust's Trust Instrument) (the "Units") in separate series; and

         WHEREAS, the Trust offers Units in various series as listed in Appendix A hereto (each such series, together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with
Section 6, being herein referred to as a "Portfolio," and collectively as the "Portfolios"); and

         WHEREAS, the Trust desires that Forum perform certain portfolio accounting and unitholder recordkeeping services for each Portfolio and Forum is willing to provide those services on the terms and conditions set forth in this Agreement;

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Trust and Forum hereby agree as follows:

         SECTION 1.  APPOINTMENT; DELIVERY OF DOCUMENTS

         (a) The Trust hereby appoints Forum, and Forum hereby agrees, to act as portfolio accountant and unitholder recordkeeper for the Units of the Portfolios for the period and on the terms set forth in this Agreement.

         (b) In connection therewith, the Trust has delivered to Forum copies of
(i) the Trust's Trust Instrument and, if applicable, Bylaws (collectively, as amended from time to time, "Organic Documents"), (ii) the Trust's Registration Statement and all amendments thereto filed with the U.S. Securities and Exchange Commission ("SEC") pursuant the 1940 Act (the "Registration Statement"), (iii) the current Part A and Part B of the Trust's Registration Statement (collectively, as currently in effect and as amended or supplemented, the "Offering Document") and (iv) all procedures adopted by the Trust with respect to the Portfolios (i.e., repurchase agreement procedures), and shall promptly furnish Forum with all amendments of or supplements to the foregoing. The Trust shall deliver to Forum a certified copy of the resolution of the Board of Trustees of the Trust (the "Board") appointing Forum and authorizing the execution and delivery of this Agreement.

         SECTION 2A.  PORTFOLIO ACCOUNTING DUTIES

         With respect to each Portfolio, Forum shall perform the following services:

         (i) calculate the net asset value per unit with the frequency prescribed in each Portfolio's then current Offering Document;

         (ii) calculate each item of income, expense, deduction, credit, gain and loss, if any, as required by the Trust and in conformance with generally accepted accounting principles ("GAAP"), the SEC's Regulation S-X (or any successor regulation) and the Internal Revenue Code of 1986, as amended (or any successor laws)(the "Code");

         (iii) maintain each Portfolio's general ledger and record all income, expenses, capital share activity and security transactions of each Portfolio;

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         (iv) calculate the yield,  effective  yield,  tax equivalent  yield and total return for each Portfolio as applicable, and such other measure of performance as may be agreed upon between the parties hereto;

         (v) provide the Trust and such other persons as the Administrator may direct with the following reports (A) a current security position report, (B) a summary report of transactions and pending maturities (including the principal, cost, and accrued interest on each portfolio security in maturity date order), and (C) a current cash position and projection report;

         (vi) prepare and record, as of each time when the net asset value of a Portfolio is calculated or as otherwise directed by the Trust, either
         (A) a valuation of the assets of the Portfolio (in accordance with the Trust's valuation procedures) or (B) a calculation confirming that the market value of the Portfolio's assets does not deviate from the amortized cost value of those assets by more than a specified percentage;

         (vii) make such adjustments over such periods as Forum deems necessary to reflect over-accruals or under-accruals of estimated expenses or income;

         (viii) request any necessary information from the Administrator and the
         Trust's   placement  agent  in   order  to prepare,  and  prepare,  the
         Trust's  Form N-SAR;

         (ix) provide appropriate records to the Trust's independent accountants and, upon approval of the Trust or the Administrator, any regulatory body in any requested review of the Trust's books and records maintained by Forum;

         (x) prepare semi-annual financial statements and oversee the production of the semi-annual financial statements and any related report to the Trust's shareholders prepared by the Trust or its investment advisers;

         (xi) file the Portfolios' semi-annual financial statements with the SEC or ensure that the Portfolios' semi-annual financial statements are filed with the SEC;

         (xii) provide information typically supplied in the investment company industry to companies that track or report price, performance or other information with respect to investment companies;

         (xiii) provide the Trust or the  Administrator  with the data requested
         by   the  Administrator  that  is  required  to update the Registration
         Statement;

         (xiv) provide the Trust or independent accountants with all information requested with respect to the preparation of the Trust's income and other tax returns;

         (xv)  prepare  or  prepare,  execute  and file all  Federal  income tax
         returns  and  state  income  and  other  tax  returns,   including  any
         extensions or amendments, each as agreed between the Trust and Forum;

         (xvi) produce quarterly compliance reports for investment advisers to the Trust and the Board and provide information to the Administrator, investment advisers to the Trust and other appropriate persons with respect to questions of Portfolio compliance;

         (xvii) provide tax attribute information to the appropriate agents of each investor in the Portfolio that seeks to qualify as a regulated investment company under the Code;

         (xviii) daily reconcile Units outstanding and other data with the records of the holders of Units ("Unitholders");

         (xix) periodically reconcile all appropriate data with each Portfolio's custodian;

         (xx) verify investment trade tickets when received from an investment adviser and maintain individual ledgers and historical tax lots for each security; and

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         (xxi)  perform such other  recordkeeping,  reporting and other tasks as may be specified from time to time in the procedures adopted by the Board; provided, that Forum need not begin performing any such task except upon 65 days' notice and pursuant to mutually acceptable compensation agreements.

         SECTION 2B.  UNITHOLDER RECORDKEEPING DUTIES

         (a) In accordance with procedures established from time to time by agreement between the Trust and Forum, with respect to each Portfolio, Forum shall perform the following services:

         (i) provide the services of a transfer agent and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program) that are customary for open-end management investment companies including: (A) maintaining all accounts for Unitholders, (B) preparing Unitholder meeting lists, (C) mailing proxies to Unitholders,
         (D) mailing Unitholder reports and prospectuses to current Unitholders,
         (E) withholding taxes on U.S. resident and non-resident alien accounts,
         (F) preparing and mailing statements of account to Unitholders for all purchases and redemptions of Units and other transactions in Unitholder accounts, (G) preparing and mailing activity statements for Unitholders, and (H) providing Unitholder account information;

         (ii) receive for acceptance orders for the purchase of Units and promptly deliver payment and appropriate documentation therefor to the custodian of the applicable Portfolio (the "Custodian");

         (iii) pursuant to purchase orders, issue the appropriate number of Units and hold such Units in the appropriate Unitholder account;

         (iv) receive for acceptance redemption requests and deliver the appropriate documentation therefor to the Custodian;

         (v) as and when it receives monies paid to it by the Custodian with respect to any redemption, pay the redemption proceeds as required by the prospectus pursuant to which the redeemed Units were offered and as instructed by the redeeming Unitholders;

         (vi) effect transfers of Units upon receipt of appropriate instructions from Unitholders and instructions from the Trust;

         (vii) receive from Unitholders or debit Unitholder accounts for sales commissions, including contingent deferred, deferred and other sales charges, and service fees (i.e., wire redemption charges) and prepare and transmit payments to underwriters, selected dealers and others for commissions and service fees received;

         (xiii) prepare and transmit payments to underwriters, selected dealers and others for trail commissions, Rule 12b-1 fees, shareholder service fees and other payments based on the amount of assets in Unitholder accounts;

         (ix) maintain records of account for and provide reports and statements to the Trust and Unitholders as to the foregoing;

         (x) record the issuance of Units of the Trust and maintain pursuant to Rule 17Ad-10(e) under the Securities Exchange Act of 1934, as amended ("1934 Act") a record of the total number of Units of the Trust and each Portfolio that are authorized, based upon data provided to it by the Trust, and are issued and outstanding and provide the Trust on a regular basis a report of the total number of Units that are authorized and the total number of Units that are issued and outstanding; and

         (xi) provide a system which will enable the Trust to monitor the total number of Units of each Portfolio sold in each State.

         (b) Forum shall provide the following additional services on behalf of the Trust and such other services agreed to in writing by the Trust and Forum:

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         (i)  monitor  and  make   appropriate   filings  with  respect  to  the
         escheatment laws of the various states and territories of the United States;

         (ii) receive and tabulate proxy votes; and

         (iii)solicit Unitholders with respect to Unitholder meetings.

         (c) The Trust or the Administrator or other agent (i) shall identify to Forum in writing those transactions and assets to be treated as exempt from reporting for each state and territory of the United States and for each foreign jurisdiction (collectively "States") and (ii) shall monitor the sales activity with respect to Unitholders domiciled or resident in each State. The responsibility of Forum for the Trust's State registration status is solely limited to the reporting of transactions to the Trust, and Forum shall have no obligation, when recording the issuance of Units, to monitor the issuance of such Units or to take cognizance of any laws relating to the issue or sale of such Units, which functions shall be the sole responsibility of the Trust.

         (d) Forum shall establish and maintain facilities and procedures reasonably acceptable to the Trust for the safekeeping, control, preparation and use of share certificates (if authorized to be issued by the Trust), check forms, and facsimile signature imprinting devices. Forum shall establish and maintain facilities and procedures reasonably acceptable to the Trust for safekeeping of all records maintained by Forum pursuant to this Agreement.

         (e) Forum shall procure, at its cost, the services of an affiliate that is registered as a transfer agent under the 1934 Act to perform those services hereunder that must be performed by a registered transfer agent, if any.

         SECTION 2C.  OTHER DUTIES

     (a) Forum shall prepare and maintain on behalf of the Trust the following books and records of each Portfolio pursuant to Rule 31a-1 under the 1940 Act (the "Rule"):

     (i) Journals containing an itemized daily record in detail of all purchases and sales of securities, purchase and redemption of Units by the Portfolios, all receipts and disbursements of cash and all other debits and credits, as required by subsection (b)(1) of the Rule;

     (ii) Journals and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, as required by subsection
     (b)(2) of the Rule (including the Unitholder ledgers required by subsection
     (b)(2)(iv);

     (iii) A record of each brokerage order given by or on behalf of the Trust for, or in connection with, the purchase or sale of securities, and all other portfolio purchases or sales, as required by subsections (b)(5) and
     (b)(6) of the Rule;

     (iv) A record of all options, if any, in which the Trust has any direct or indirect interest or which the Trust has granted or guaranteed and a record of any contractual commitments to purchase, sell, receive or deliver any property as required by subsection (b)(7) of the Rule;

     (v) A monthly trial balance of all ledger accounts (except shareholder accounts) as required by subsection (b)(8) of the Rule;

     (vi) The  applicable  books and  records  required to be  maintained  under
     Section  17A(d) of the 1934 Act and the rules and  regulations  thereunder;
     and

     (vii) Other records required by the Rule or any successor rule or pursuant to interpretations thereof to be kept by open-end management investment companies, but limited to those provisions of the Rule applicable to portfolio transactions and as agreed upon between the parties hereto.

    (b) The books and records maintained pursuant to Section 2C(a) shall be prepared and maintained in such form, for such periods and in such locations as may be required by the 1940 Act and the 1934 Act. The books and records pertaining to the Trust required to be maintained by and that are in possession of Forum shall be the property of the Trust. The Trust, or the Trust's authorized representatives, shall have access to such books and records at all times during Forum's normal business hours. Upon the reasonable request of the Trust or the Administrator, copies of any such books and records shall be provided promptly by Forum to the Trust or the Trust's authorized representatives at the Trust's expense. In the event the Trust designates a successor that shall assume any of Forum's obligations hereunder, Forum shall, at the expense and direction of the Trust, transfer to such successor all relevant books, records and other data established or maintained by Forum under this Agreement.

         (c) In case of any requests or demands for the inspection of the records of the Trust maintained by Forum, Forum will endeavor to notify the Trust and to secure instructions from an authorized officer of the Trust as to such inspection. Forum shall abide by the Trust's instructions for granting or denying the inspection; provided, however, that Forum may grant the inspection without instructions if Forum is advised by counsel to Forum that failure to do so will result in liability to Forum.

         SECTION 3.  STANDARD OF CARE; RELIANCE

         (a) Forum shall be under no duty to take any action except as specifically set forth herein or as may be specifically agreed to by Forum in writing. Forum shall use its best judgment and efforts in rendering the services described in this Agreement. Forum shall not be liable to the Trust or any of the Trust's shareholders for any action or inaction of Forum relating to any event whatsoever in the absence of bad faith, willful misfeasance or gross negligence in the performance of Forum's duties or obligations under this Agreement or by reason of Forum's reckless disregard of its duties and obligations under this Agreement.

         (b) The Trust agrees to indemnify and hold harmless Forum, its employees, agents, directors, officers and managers and any person who controls Forum within the meaning of section 15 of the Securities Act or section 20 of the Securities Exchange Act of 1934, as amended, ("Forum Indemnitees") against and from any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character arising out of or in any way related to Forum's actions taken or failures to act with respect to a Portfolio that are consistent with the standard of care set forth in Section 3(a) or based, if applicable, on good faith reliance upon an item described in Section 3(d)(a "Forum Claim"). The Trust shall not be required to indemnify any Forum Indemnitee if, prior to confessing any Forum Claim against the Forum Indemnitee, Forum or the Forum Indemnitee does not give the Trust written notice of and reasonable opportunity to defend against the Forum Claim in its own name or in the name of the Forum Indemnitee.

         (c)  Forum  agrees  to  indemnify  and hold  harmless  the  Trust,  its employees, agents, directors, officers and managers ("Trust Indemnitees") against and from any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character arising out of or in any way related to Forum's actions taken or failures to act with respect to a Portfolio that are not consistent with the standard of care set forth in Section 3(a)("Trust Claim"). Forum shall not be required to indemnify any Trust Indemnitee if, prior to confessing any Trust Claim against the Trust Indemnitee, the Trust or the Trust Indemnitee does not give Forum written notice of and reasonable opportunity to defend against the Trust Claim in its own name or in the name of the Trust Indemnitee.

         (d) A Forum Indemnitee shall not be liable for any action taken or failure to act in good faith reliance upon:

         (i) the advice of the Trust or of counsel, who may be counsel to the Trust or counsel to Forum;

         (ii) any oral instruction which it receives and which it reasonably believes in good faith was transmitted by the person or persons authorized by the Board to give such oral instruction (Forum shall have no duty or obligation to make any inquiry or effort of certification of such oral instruction.);

         (iii) any written instruction or certified copy of any resolution of the Board, and Forum may rely upon the genuineness of any such document or copy thereof reasonably believed in good faith by Forum to have been validly executed; or

         (iv) any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other document reasonably believed in good faith by Forum to be genuine and to have been signed or presented by the Trust or other proper party or parties;

and no Forum Indemnitee shall be under any duty or obligation to inquire into the validity or invalidity or authority or lack thereof of any statement, oral or written instruction, resolution, signature, request, letter of transmittal, certificate, opinion of counsel, instrument, report, notice, consent, order, or any other document or instrument which Forum reasonably believes in good faith to be genuine.

         (e) Except to the extent it has breached the provisions of this Agreement, Forum shall not be liable for the errors of other service providers to the Trust, including the errors of pricing services (other than to pursue all reasonable claims against the pricing service based on the pricing services' standard contracts entered into by Forum) and errors in information provided by an investment adviser (including prices and pricing formulas and the untimely transmission of trade information), custodian or transfer agent to the Trust.

         (f) With respect to Portfolios which do not value their assets in accordance with Rule 2a-7 under the 1940 Act, notwithstanding anything to the contrary in this Agreement, Forum shall not be liable to the Trust or any shareholder of the Trust for (i) any loss to the Trust if an NAV Difference for which Forum would otherwise be liable under this Agreement is less than or equal to 0.001 (1/10 of 1%) or (ii) any loss to a shareholder of the Trust if the NAV Difference for which Forum would otherwise be liable under this Agreement is less than or equal to 0.005 (1/2 of 1%) or if the loss in the shareholder's account with the Trust is less than or equal to $10. Any loss for which Forum is determined to be liable hereunder shall be reduced by the amount of gain which inures to shareholders, whether to be collected by the Trust or not.

         (g) For purposes of this Agreement, (i) the NAV Difference shall mean the difference between the NAV at which a shareholder purchase or redemption should have been effected ("Recalculated NAV") and the NAV at which the purchase or redemption is effected, divided by the Recalculated NAV, (ii) NAV Differences and any Forum liability therefrom are to be calculated each time a Portfolio's NAV is calculated, (iii) in calculating any NAV Difference for which Forum would otherwise be liable under this Agreement for a particular NAV error, Portfolio losses and gains shall be netted and (iv) in calculating any NAV Difference for which Forum would otherwise be liable under this Agreement for a particular NAV error that continues for a period covering more than one NAV determination, Portfolio losses and gains for the period shall be netted.

         (h) Nothing contained herein shall be construed to require Forum to perform any service that could cause Forum to be deemed an investment adviser for purposes of the 1940 Act or the Investment Advisers Act of 1940, as amended, or that could cause a Portfolio to act in contravention of a Portfolio's Prospectus or any provision of the 1940 Act. Except as otherwise specifically provided herein, the Trust assumes all responsibility for ensuring that the Trust complies with all applicable requirements of the Securities Act, the 1940 Act and any laws, rules and regulations of governmental authorities with jurisdiction over the Trust. All references to any law in this Agreement shall be deemed to include reference to the applicable rules and regulations promulgated under authority of the law and all official interpretations of such law or rules or regulations.

         SECTION 4.  COMPENSATION AND EXPENSES

         (a) In consideration of the services provided by Forum pursuant to this Agreement, the Trust shall pay Forum, with respect to each Portfolio, the fees set forth in Clause (i) of Appendix B hereto. In consideration of the services provided by Forum to begin the operations of a new Portfolio, the Trust shall pay Forum, with respect to each Portfolio, the fees set forth in clause (ii) of Appendix B hereto. In consideration of additional services provided by Forum to perform certain functions, the Trust shall pay Forum, with respect to each Portfolio the fees set forth in clause (iii) of Appendix B hereto. Nothing in this Agreement shall require Forum to perform any of the services listed in clause (iii) of Appendix B hereto, as such services may be performed by the Portfolio's independent accountant if appropriate.

         All fees payable hereunder shall be accrued daily by the Trust. The fees payable for the services listed in clauses (i) and (iii) of Appendix B hereto shall be payable monthly in advance on the first day of each calendar month for services to be performed during the following calendar month. The fees payable for the services listed in clause (ii) and for all reimbursements as described in Section 4(b) shall be payable monthly in arrears on the first day of each calendar month (the first day of the calendar month after the Portfolio commences operations in the case of the fees listed in clause (ii) of Appendix B hereto) for services performed during the prior calendar month. If fees payable for the services listed in clause (i) begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. Upon the termination of this Agreement with respect to a Portfolio, the Trust shall pay to Forum such compensation as shall be payable prior to the effective date of termination.

         (b) In connection with the services provided by Forum pursuant to this Agreement, the Trust, on behalf of each Portfolio, agrees to reimburse Forum for the expenses set forth in Clause (iv) of Appendix B hereto. In addition, the Trust, on behalf of the applicable Portfolio, shall reimburse Forum for all expenses and employee time (at 150% of salary) attributable to any review of the Trust's accounts and records by the Trust's independent accountants or any regulatory body outside of routine and normal periodic reviews. Should the Trust exercise its right to terminate this Agreement, the Trust, on behalf of the applicable Portfolio, shall reimburse Forum for all out-of-pocket expenses and employee time (at 150% of salary) associated with the copying and movement of records and material to any successor person and providing assistance to any successor person in the establishment of the accounts and records necessary to carry out the successor's responsibilities.

         (c) Forum may, with respect to questions of law relating to its services hereunder, apply to and obtain the advice and opinion of counsel to the Trust or counsel to Forum. The costs of any such advice or opinion shall be borne by the Trust.

         SECTION 5.  EFFECTIVENESS, DURATION, TERMINATION AND ASSIGNMENT

         (a) This Agreement shall become effective with respect to each Portfolio on June 1, 1997 and shall become effective with respect to Portfolios created after that date on the later of the date on which the Trust's Registration Statement relating to the Units of the Portfolio becomes effective or the date of the commencement of operations of the Portfolio. Upon effectiveness of this Agreement, it shall supersede all previous agreements between the parties hereto covering the subject matter hereof insofar as such Agreement may have been deemed to relate to the Portfolios.

         (b) This Agreement shall continue in effect with respect to a Portfolio until terminated; provided, that continuance is specifically approved at least annually by the Board.

         (c) This Agreement may be terminated with respect to a Portfolio at any time, without the payment of any penalty (i) by the Board on 60 days' written notice to Forum or (ii) by Forum on 60 days' written notice to the Trust. The obligations of Sections 3 and 4 shall survive any termination of this Agreement.

         (d) This Agreement and the rights and duties under this Agreement otherwise shall not be assignable by either Forum or the Trust except by the specific written consent of the other party. All terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

         SECTION 6.  ADDITIONAL PORTFOLIOS


         In the event that the Trust establishes one or more series of Units after the effectiveness of this Agreement, such series of Units shall become a Portfolio under this Agreement. Forum or the Trust may elect not to make any such series subject to this Agreement.

         SECTION 7.  PROPRIETARY INFORMATION; CONFIDENTIALITY

         (a) The Trust acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals maintained by Forum on databases under the control and ownership of Forum or a third party constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to Forum or the third party. The Trust agrees to treat all Proprietary Information as proprietary to Forum and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided under this Agreement.

         (b) Forum acknowledges that the Unitholder list and all information related to Unitholders furnished to Forum by the Trust or by a Unitholder in connection with this Agreement constitute proprietary information (collectively, "Customer Data") of substantial value to the Trust. In no event shall Proprietary Information be deemed Customer Data. Forum agrees to treat all Customer Data as proprietary to the Trust and further agrees that it shall not divulge any Customer Data to any person or organization except as may be provided under this Agreement or as may be directed by the Trust.

         (c) Forum agrees to treat all records and other information related to the Trust as proprietary information of the Trust and, on behalf of itself and its employees, to keep confidential all such information, except that Forum may:

         (i) prepare or assist in the preparation of periodic reports to shareholders and regulatory bodies such as the SEC;

         (ii) provide information typically supplied in the investment company industry to companies that track or report price, performance or other information regarding investment companies; and

         (iii) release such other information as approved in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where Forum may be exposed to civil or criminal contempt proceedings for failure to release the information, when requested to divulge such information by duly constituted authorities or when so requested by the Trust.

         SECTION 8.  FORCE MAJEURE

         Forum shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots, failure of the mails, transportation, communication or power supply or equipment failures; provided, that Forum shall, at no additional expense to the Trust, take reasonable steps to minimize service interruptions.

         SECTION 9.  ACTIVITIES OF FORUM

         (a) Except to the extent necessary to perform Forum's obligations under this Agreement, nothing herein shall be deemed to limit or restrict Forum's right, or the right of any of Forum's managers, officers or employees who also may be a trustee, officer or employee of the Trust, or persons who are otherwise affiliated persons of the Trust to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

         (b) Forum may subcontract any or all of its responsibilities pursuant to this Agreement to one or more corporations, trusts, firms, individuals or associations, which may be affiliated persons of Forum, who agree to comply with the terms of this Agreement; provided, that any such subcontracting shall not relieve Forum of its responsibilities hereunder. Forum may pay those persons for their services, but no such payment will increase Forum's compensation from the Trust.

         SECTION 10.  COOPERATION WITH INDEPENDENT ACCOUNTANTS

         Forum shall cooperate, if applicable, with each Portfolio's independent public accountants and shall take reasonable action to make all necessary information available to the accountants for the performance of the accountants' duties.

         SECTION 11.  SERVICE DAYS

         Nothing contained in this Agreement is intended to or shall require Forum, in any capacity under this Agreement, to perform any functions or duties on any day other than a business day of the Trust or of a Portfolio. Functions or duties normally scheduled to be performed on any day which is not a business day of the Trust or of a Portfolio shall be performed on, and as of, the next business day, unless otherwise required by law.

         SECTION 12.  ISSUANCE AND TRANSFER OF UNITS; CERTIFICATES

         (a) Forum shall make original issues of Units of each Portfolio in accordance with the Offering Document only upon receipt of (i) instructions requesting the issuance, (ii) a certified copy of a resolution of the Board authorizing the issuance and (iii) necessary funds for the payment of any original issue tax applicable to such Units.

         (b) Transfers of Units of each Portfolio shall be registered on the Unitholder records maintained by Forum. In registering transfers of Units, Forum may rely upon the Uniform Commercial Code as in effect in the State of Delaware or any other statutes that, in the opinion of Forum's counsel, protect Forum and the Trust from liability arising from (i) not requiring complete documentation,
(ii) registering a transfer without an adverse claim inquiry, (iii) delaying registration for purposes of such inquiry or (iv) refusing registration whenever an adverse claim requires such refusal. As Unitholder recordkeeper, Forum will be responsible for delivery to the transferor and transferee of such documentation as is required by the Uniform Commercial Code.

         (c) Units shall be issued to investors in a Portfolio at the net asset value per unit next determined after Forum receives a completed purchase order. A purchase order shall be complete at the time specified in the Prospectus pursuant to which the Units are offered and when Forum or its agent receives (i) an instruction directing investment in a Portfolio, (ii) a wire or other electronic payment in the amount designated in the instruction and (iii) in the case of an initial purchase, a completed account application.

         (d) The Trust shall not issue Unit certificates.

         SECTION 13.  LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

         The trustees of the Trust and the shareholders of each Portfolio shall not be liable for any obligations of the Trust or of the Portfolios under this Agreement, and Forum agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Portfolio to which Forum's rights or claims relate in settlement of such rights or claims, and not to the trustees of the Trust or the shareholders of the Portfolios.

         SECTION 14.  REPRESENTATIONS AND WARRANTIES

         (a)      Forum represents and warrants to the Trust that:

         (i) It is a limited liability company duly organized and existing and in good standing under the laws of the State of Delaware and it is duly qualified to carry on its business in the State of Maine;

         (ii) All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

         (iii)  It has  and  will  continue  to  have  access  to the  necessary
         facilities,   equipment   and  personnel  to  perform  its  duties  and
         obligations under this Agreement; and

         (iv) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of Forum, enforceable against Forum in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

         (b) The Trust represents and warrants to Forum that:

         (i) It is a business trust duly organized and existing and in good standing under the laws of the State of Delaware;

         (ii) It is empowered under applicable laws and by its Organic Documents to enter into and perform this Agreement;

         (iii) All proceedings required by the Organic Documents have been taken to authorize it to enter into and perform this Agreement;

         (iv) It is an open-end management investment company registered under the 1940 Act;

         (v) All units of the Portfolios, when issued, shall be validly issued, fully paid and non-assessable; and

         (vi) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

         SECTION 15.  MISCELLANEOUS

         (a) Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement.

         (b) Except for  Appendix A to add new  Portfolios  in  accordance  with
Section 6, no provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

         (c) This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

         (d) This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

         (e) This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

         (f) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

         (g) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (h) Notices, requests, instructions and communications received by the parties at their respective principal places of business, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

         (i) Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Portfolio of the Trust are separate and distinct from the assets and liabilities of each other Portfolio and that no Portfolio shall be liable or shall be charged for any debt, obligation or liability of any other Portfolio, whether arising under this Agreement or otherwise.

         (j) No  affiliated  person,  employee,  agent,  director,  officer   or
manager of Forum shall be liable at law or in equity for Forum's obligations under this Agreement.

         (k) Each of the undersigned warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof and each party hereto warrants and represents that this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

         (l)  The  terms  "vote  of  a  majority  of  the   outstanding   voting
securities," "interested person" and "affiliated person" shall have the meanings ascribed thereto in the 1940 Act.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                                  CORE TRUST (DELAWARE)


                                   By:____________________________
                                   David I. Goldstein
                                   Vice President


                                   FORUM ACCOUNTING SERVICES, LLC


                                   By:_____________________________
                                   Stacey E. Hong
                                   Director

                              CORE TRUST (DELAWARE)
                            PORTFOLIO AND UNITHOLDER
                              ACCOUNTING AGREEMENT

                                   APPENDIX A
                             PORTFOLIOS OF THE TRUST
                             AS OF DECEMBER 5, 1997


                             International Portfolio
                                 Index Portfolio
                          Small Company Stock Portfolio
                         Small Company Growth Portfolio
                          Small Company Value Portfolio
                         Large Company Growth Portfolio
                             Income Equity Portfolio
                         Managed Fixed Income Portfolio
                           Total Return Bond Portfolio
                         Positive Return Bond Portfolio
                             Stable Income Portfolio
                          Prime Money Market Portfolio
                             Money Market Portfolio
                          Disciplined Growth Portfolio
                            Small Cap Value Portfolio
                         Strategic Value Bond Portfolio
                            Small Cap Index Portfolio

                             Treasury Cash Portfolio
                              Government Portfolio
                            Government Cash Portfolio
                                 Cash Portfolio
                            Municipal Cash Portfolio

                              CORE TRUST (DELAWARE)
                            PORTFOLIO AND UNITHOLDER
                              ACCOUNTING AGREEMENT

                                   APPENDIX A
                             PORTFOLIOS OF THE TRUST
                              AS OF MARCH 18, 1998


                             International Portfolio
                                 Index Portfolio
                          Small Company Stock Portfolio
                         Small Company Growth Portfolio
                          Small Company Value Portfolio
                         Large Company Growth Portfolio
                             Income Equity Portfolio
                         Managed Fixed Income Portfolio
                         Positive Return Bond Portfolio
                             Stable Income Portfolio
                          Prime Money Market Portfolio
                             Money Market Portfolio
                          Disciplined Growth Portfolio
                            Small Cap Value Portfolio
                         Strategic Value Bond Portfolio
                            Small Cap Index Portfolio

                             Treasury Cash Portfolio
                              Government Portfolio
                            Government Cash Portfolio
                                 Cash Portfolio
                            Municipal Cash Portfolio

                              CORE TRUST (DELAWARE)
                            PORTFOLIO AND UNITHOLDER
                              ACCOUNTING AGREEMENT

                                   APPENDIX A
                             PORTFOLIOS OF THE TRUST
                             AS OF FEBRUARY 11, 1999


                         International Equity Portfolio
                             International Portfolio
                                 Index Portfolio
                          Small Company Stock Portfolio
                         Small Company Growth Portfolio
                          Small Company Value Portfolio
                         Large Company Growth Portfolio
                             Income Equity Portfolio
                         Managed Fixed Income Portfolio
                         Positive Return Bond Portfolio
                             Stable Income Portfolio
                          Prime Money Market Portfolio
                             Money Market Portfolio
                          Disciplined Growth Portfolio
                            Small Cap Value Portfolio
                         Strategic Value Bond Portfolio
                            Small Cap Index Portfolio

                             Treasury Cash Portfolio
                              Government Portfolio
                            Government Cash Portfolio
                                 Cash Portfolio
                            Municipal Cash Portfolio

                              CORE TRUST (DELAWARE)
                            PORTFOLIO AND UNITHOLDER
                              ACCOUNTING AGREEMENT

                                   APPENDIX B
                                FEES AND EXPENSES


(I)      BASE FEE

         Standard Fee per Portfolio with up to five Unitholders (other than nominal interests of any initial Unitholders and
         Unitholders that are affiliated persons of Forum)..........$4,000/month

         Fee for each additional five Unitholders...................  $500/month

         Plus Additional Surcharges for each of:
         (1)      Tax-Free Money Market Portfolios..................$1,000/month
         (2)      Global or International Portfolios................$2,000/month
         (3)      Portfolios with more than 25% of their total assets
                  invested in asset backed securities...............$1,000/month
         (4)      Portfolios with more than 50% of their total assets
                  invested in asset backed securities...............$1,000/month
         (5)      Portfolios with more than 100 security positions
                   For each 100 positions (or portion thereof)
                   above 100 ...................................... $1,000/month
         (6)      Portfolios with a monthly portfolio
                  turnover rate of 10% or greater.................. $1,000/month
         (7)      Money Market Portfolios with asset levels exceeding:
                      $500 million................................... $500/month
                      $1 billion..................................... $500/month
                      $2 billion..................................... $500/month
         (8)      Non-Money Market Portfolios with asset levels exceeding:
                      $100 million................................... $500/month
                      $250 million................................... $500/month
                      $500 million................................... $500/month
                      $1 billion..................................... $500/month
                      $2 billion..................................... $500/month
         (9)      Portfolios holding futures or options contracts...$1,000/month
         (10)     Portfolios (other than those subject to (2) above)
                  holding forward currency contracts or more than
                  10 international positions....................... $1,000/month
                  Portfolios (other than those subject to (2) above)
                  holding forward currency contracts or more than
                  30 international positions........................$1,000/month

         Note 1: Surcharges are determined based upon the total assets, security positions or other factors as of the end of the prior month and on the portfolio turnover rate for the prior month. Portfolio turnover rate shall have the meaning ascribed thereto in SEC Form N-1A.

         Note 2: The rates set forth above shall remain fixed through December 31, 1997. On January 1, 1998, and on each successive January 1, the rates may be adjusted automatically by Forum without action of the Trust to reflect changes in the Consumer Price Index for the preceding calendar year, as published by the U.S. Department of Labor, Bureau of Labor Statistics. Forum shall notify the Trust each year of the new rates, if applicable.

         Note 3. Cash Portfolio, Government Cash Portfolio and Treasury Cash Portfolio's standard fee with up to five Unitholders is the lesser of $4,000/month or 0.05% of the Portfolio's average annual daily net assets.

(II)     START-UP FEE

         Portfolio Start-Up Fee...........................................$2,000

(III) OTHER SERVICES (payable in equal installments monthly)

        TAX SERVICES. Preparation of Federal income and excise tax returns and preparation, execution and filing of state income tax returns, including any extensions or amendments

                  NON MONEY MARKET PORTFOLIOS ADVISED BY NORWEST INVESTMENT
                  MANAGEMENT, INC. OR ITS AFFILIATES....... $3,500/fiscal period

                  MONEY MARKET PORTFOLIOS ADVISED BY NORWEST INVESTMENT
                  MANAGEMENT, INC. OR ITS AFFILIATES....... $2,750/fiscal period

                  OTHER MONEY MARKET PORTFOLIOS............ $1,500/fiscal period

(IV)     OUT-OF-POCKET AND RELATED EXPENSES

         The Trust, on behalf of the applicable Portfolio, shall reimburse Forum for all out-of-pocket and ancillary expenses in providing the services described in this Agreement, including but not limited to the cost of (or appropriate share of the cost of): (i) pricing, paydown, corporate action, credit and other reporting services, (ii) taxes, (iii) postage and delivery services, (iv) telephone services, (v) electronic or facsimile transmission services, (vi) reproduction, (vii) printing and distributing financial statements, (viii) microfilm and microfiche and (ix) Trust record storage and retention fees. In addition, any other expenses incurred by Forum at the request or with the consent of the Trust, will be reimbursed by the Trust on behalf of the applicable Portfolio.